Exhibit 8(vii)(b)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

Among

COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY,

PIMCO VARIABLE INSURANCE TRUST,

and

PIMCO FUNDS DISTRIBUTORS LLC

This Amendment No. 1 to the Participation Agreement dated November 15, 1999 (the “Agreement”) between Cova Financial Services Life Insurance Company (the “Company”), PIMCO Variable Insurance Trust (the “Fund”), and PIMCO Funds Distributors LLC (the “Underwriter”) is effective as of April 1, 2000. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company, the Fund, and the Underwriter have entered into the Agreement to provide for the purchase by the Company, on behalf of one or more of its segregated asset accounts (“Accounts”), of shares of beneficial interest of the several series (“Portfolios”) of the Fund;

WHEREAS, the Fund, effective April 1, 2000, may offer shares of its Portfolios in two classes, designated “Institutional Class” shares and “Administrative Class” shares;

WHEREAS, the shares of the Portfolios offered prior to April 1, 2000 have been designated as Administrative Class shares;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree that the final WHEREAS clause in the Agreement be amended to read as follows:

“WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Administrative Class shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;”

This Amendment No. 1 may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY

By its authorized officer

By:	/s/ Norma J. Naselli
Title:	Vice President
Date:	5/25/00

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

By:	/s/ Signature
Title:
Date:

PIMCO FUNDS DISTRIBUTORS LLC

By its authorized officer

By:	/s/ Signature
Title:	Exec VP
Date:	7-11-00

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

Among

COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY,

PIMCO VARIABLE INSURANCE TRUST,

and

PIMCO FUNDS DISTRIBUTORS LLC

This Amendment No. 2 to the Participation Agreement dated November 15, 1999 (the “Agreement”) between Cova Financial Services Life Insurance Company (the “Company”), PIMCO Variable Insurance Trust (the “Fund”), and PIMCO Funds Distributors LLC (the “Underwriter”) is effective as of February 12, 2001. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, effective February 12, 2001 the name of the Company was changed to MetLife Investors Insurance Company;

WHEREAS, the Trust, the Underwriter and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.

NOW, THEREFORE, in consideration of the above premises, the Trust, the Underwriter and the Company hereby agree:

1.	Amendment. The Company shall be MetLife Investors Insurance Company.

2.	Amendment. Schedule A to the Agreement is amended to read in its entirety as the Schedule A attached hereto.

3.	Effectiveness. These Amendments shall be effective as of the date hereof.

4.	Continuation. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

5.	Counterparts. This Amendment No. 2 may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

METLIFE INVESTORS INSURANCE COMPANY

By its authorized officer

By:	/s/ Signature
Title:	Senior Vice President & Chief Actuary
Date:	5/17/2001

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

By:	/s/ Signature
Title:	Senior Vice President
Date:	6/5/01

PIMCO FUNDS DISTRIBUTORS LLC

By its authorized officer

By:	/s/ Signature
Title:	Exec VP
Date:	6-4-01

Schedule A

PIMCO Variable Insurance Trust Portfolios:

PIMCO Total Return Bond Portfolio

PIMCO High Yield Bond Portfolio

PIMCO Low Duration Bond Portfolio

PIMCO StocksPLUS Growth and Income Portfolio

Separate Account:

MetLife Investors Variable Annuity Account One

Dated: February 12, 2001

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